UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 26, 2004

Axeda Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26287	23-2763854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Oxford Road, Mansfield, Massachusetts	02048
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (508) 337-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 26, 2004, Axeda Systems Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) informing the Company that it does not comply with Marketplace Rule 4310(c)(2)(B), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. Nasdaq is reviewing the Company’s eligibility for continued listing on The Nasdaq SmallCap Market. The Nasdaq letter referred to the Company’s stockholders’ equity balance of $2,489,000 as of September 30, 2004 as the basis for the letter.

Nasdaq has requested that the Company provide on or before December 13, 2004 a specific plan to achieve and sustain compliance with all The Nasdaq SmallCap Market listing requirements, including the time frame for completion of the plan. The Company is currently reviewing what actions it should take to regain compliance with all The Nasdaq SmallCap Market listing requirements. The Company intends to submit a written response to Nasdaq no later than December 13, 2004 describing the Company’s plan for regaining and maintaining compliance with all The Nasdaq SmallCap Market listing requirements. Such plan is expected to include a review of the financing completed on October 5, 2004 and the Company’s financial projections, both of which will have an impact on stockholders’ equity in the current and future quarters.

Nasdaq will review the plan. If, after the conclusion of the review process, Nasdaq determines that the plan does not adequately address the issues noted, Nasdaq will notify the Company that the Company’s common stock will be delisted from The Nasdaq SmallCap Market. At such time, the Company would be entitled to appeal the determination to delist the Company’s common stock to a Nasdaq Listing Qualifications Panel.

In addition, the Company has previously disclosed a letter from Nasdaq indicating that the Company’s common stock failed to maintain a minimum closing bid price of $1.00 over the previous 30 consecutive trading days as required by Marketplace Rule 4310(c)(4) and that, in accordance with Marketplace Rule 4310(c)(8)(D), the Company has until February 22, 2005 to regain compliance. If the Company does not regain compliance by February 22, 2005, the Company may be granted an additional 180-day period to regain compliance if the minimum bid price requirement is the only Nasdaq SmallCap Market initial listing requirement that the Company does not then satisfy. The Company’s failure to comply with Marketplace Rule 4310(c)(2)(B) would make the Company ineligible for this 180-day extension.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AXEDA SYSTEMS INC.
(Registrant)

Date: December 2, 2004	By:	/s/ Thomas J. Fogarty
Thomas J. Fogarty
Chief Financial Officer and Executive Vice President

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